Exhibit 3.4

                                     BYLAWS

                                       OF

                           HEALTH-OUTFITTERS.COM, INC.

ARTICLE I

      Offices

Principal Office. The principal office and place of business of the corporation shall be at such location as the Board of Directors may from time to time determine. Additional offices and places of business may be established from time to time by resolution of the Board of Directors both within and without the State of Colorado.

Registered Office. The registered office of the corporation, required by the Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be identical to the principal office of the corporation in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  Shareholders

Place of Meetings. All meetings of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place as may be designated in the notice of meeting.

Annual Meeting. In the absence of a resolution of the Board of Directors providing otherwise, the regular annual meeting of the shareholders shall be held on the first Tuesday in April of each year at the hour of 10:00 a.m. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. At such meeting, the shareholders shall elect, by a majority vote of the shareholders present at such meeting, a Board of Directors, and shall transact such other business as may properly be brought before the meeting. If the election of directors shall not be held on the date designated herein for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently possible. At any such meeting the shareholders may elect the Directors and transact other business with the same force and effect as if an annual meeting was duly called and held. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation. Any Director elected at an annual meeting shall continue to serve until his or her successor has been elected by the procedure aforementioned, subject, however, to the provisions of Error! Reference source not found. and Error! Reference source not found. of these Bylaws.

Special Meetings. Special meetings of shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth (1/10th) of all shares entitled to vote on the subject matter for which the meeting is called.

Notice of Meetings. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; except that if the Articles of Incorporation of the corporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given.

No notice of a meeting need be given to any shareholder who shall in writing waive such notice, whether before, at, or after the stated time of any such meeting; and the attendance of a shareholder or such shareholder's signing of the minutes of any meeting shall be deemed a waiver of, and equivalent to, formal notice of such meeting.

Any written notice required to be given by law, the Articles of Incorporation, or these Bylaws, if mailed, shall be deemed given when deposited in the United States mail, with postage prepaid, addressed to the shareholder at the address appearing on the stock transfer books of the corporation. However, if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be required, until another address for such shareholder is made known to the corporation. Failure to deliver notice of a meeting or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the shareholders present for a period not to exceed sixty (60) days until any deficiency in notice or waiver shall be supplied.

Record Date for Determination of Shareholders.
In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

The record date for determining shareholders entitled to take action without a meeting pursuant to Error! Reference source not found. and Error! Reference source not found. is the date a writing upon which the action is taken is first received by the Corporation.

Voting List. After a record date is fixed for a shareholders' meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared to two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

The secretary shall make the shareholders' list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or adjournment.

Quorum. A quorum, for purposes of a shareholders' meeting, will consist of a majority of the shares entitled to vote at such meeting, represented in person or by proxy, unless otherwise provided by law or the Articles of Incorporation or by order of a court. If a quorum is not represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed one hundred twenty (120) days at any one adjournment.

Voting Requirements. If a quorum is present, the affirmative vote of a majority of the shares outstanding which are entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

Voting Rights. Unless otherwise provided by the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. Registered shareholders only shall be entitled to be treated by the corporation as holders in fact of the stock outstanding in their respective names; and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

Proxies. Unless otherwise provided by resolution, a shareholder may vote either in person or by proxy executed in writing by the shareholder, or by such shareholder's duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Meetings By Telecommunications. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                               Board of Directors

Powers. The property and business of the corporation shall be managed by the Board of Directors, who need not be shareholders of the corporation or residents of this state. The Board of Directors may exercise all such powers and do all such lawful acts and things as are not prohibited by statute, or by the Articles of Incorporation, or these Bylaws. The Directors may receive such fees as may be determined by appropriate resolution of the Board of Directors.

Number, Election, Tenure and Qualification. The number of directors who shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors and in accordance with the Articles of Incorporation. The number of Directors may be decreased at any time and from time to time by a vote of a majority of the Directors then in office, but no decrease shall have the effect of shortening the term of any incumbent Director. Each director shall be elected at the annual meeting of the shareholders, or some adjournment thereof, and shall hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

Vacancies. Any vacancy occurring on the Board of Directors (including a vacancy resulting from an enlargement of the Board) may be filled by the affirmative vote of the majority of the remaining Directors, even though such remaining directors constitute less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a Director elected to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Resignation. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal. The shareholders may, at a meeting called for the express purpose of removing Directors, by a majority vote of the shares entitled to vote at an election of Directors, remove the entire Board of Directors or any lesser number, with or without cause. If less than the entire Board is to be removed, and if cumulative voting is permitted by the Articles of Incorporation, no one of the Directors may be removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board of Directors.

Annual Meeting. The annual meeting of the Board of Directors shall be held following the annual meeting of shareholders in each year. Such meetings may be held within or without the State of Colorado and may be held without previous notice if a Director entitled to notice attends the meeting or upon execution of waiver of notice, in the minutes or otherwise, by Directors so waiving the notice.

Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, by any Director, or by the Secretary upon one (1) day's oral or written notice. Such meetings may be held within or without the State of Colorado and may be held without previous notice if a Director entitled to notice attends the meeting or upon execution of waiver of notice, in the minutes or otherwise, by Directors so waiving the notice, unless a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Quorum. A majority of the Board shall constitute a quorum of the Board. Except as otherwise required by the Articles of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

Action of Directors by Written Consent. Any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

Action by Electronic Means. Members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Notice of any such meeting to be conducted by conference telephone or similar equipment shall be given to a Director in person or by telephone at least one (1) hour prior to the time fixed for the meeting. Such participation in the meeting shall constitute presence in person at the meeting.

Committees. The Board of Directors may designate from among its members, by resolution adopted by a majority of the Directors, an executive committee and one or more other committees each of which shall have and may exercise such authority in the management of the corporation as shall be provided in such resolution or in these Bylaws, subject to the limitations prescribed by the Colorado Business Corporation Act.

                                    Officers

Officers. The officers of the corporation shall consist of a President, Vice President, Secretary, and Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors or the President, acting singly, may appoint such other officers and assistant officers as are deemed necessary. Any two (2) or more offices may be held by the same persons. All officers of the corporation shall be natural persons of the age of 18 years or more.

Term of Office. The officers shall hold office until their successors are appointed.

Removal. Any officer or agent may be removed at any time by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not, of itself, create contract rights.

Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in number of officers of the corporation or otherwise, the same shall be filled by the Board of Directors and the officer so appointed shall hold office until his or her successor is chosen.

President. The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. Unless some other person is specifically authorized by the Board of Directors, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall perform all the duties commonly incident to the office of President and such other duties as the Board of Directors shall designate, including, but not limited to serving on committees of the Board of Directors.

Vice President. In the absence or disability of the President, the Vice President or Vice Presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents in the order designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions of the President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such Vice President by the President.

Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors. The Secretary shall keep, or cause to be kept, a register of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the Board of Directors. The Secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The Secretary shall perform all duties commonly incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the President.

Assistant Secretary. An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties as may be assigned to him or her by the President or by the Secretary.

Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. The Treasurer shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or the President. The Treasurer shall perform all duties commonly incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the President.

Assistant Treasurer. An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties as may be assigned to him or her by the President or by the Treasurer.

Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                    Indemnification of Directors, Officers,
                              Employees and Agents

      The corporation shall indemnify its directors, officers, employees and agents against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as a director, officer, employee, or agent to the fullest extent permitted under the provisions of the Colorado Business Corporation Act, as it may be amended from time to time.

                        Shares, Certificates for Shares,
                             and Transfer of Shares

Certificate of Shares. Each certificate for shares of the corporation's capital stock shall be numbered, bear the signature of the President or Vice President, and Secretary or Assistant Secretary, and be issued in numerical order from the stock certificate book. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such person were such officer at the date of issue.

Transfer of Stock. Transfer of stock shall be made upon the proper stock books of the corporation and shall be accompanied by the surrender of the duly endorsed certificate or certificates representing the transferred stock. Surrendered certificates shall be cancelled and attached to the corresponding stubs in the stock certificate book, and new certificates issued to the persons entitled thereto.

Regulations of Transfers. The Board of Directors shall have power and authority to make all such further rules and regulations as they may deem expedient to govern the issue, transfer, and registration of stock certificates not inconsistent with the laws of the State of Colorado.

Lost Certificates. The Board of Directors may order a new certificate or certificates of stock to be in place of any certificate or certificates of the corporation alleged to have been lost or destroyed, by appropriate resolution directing the issuance of said replacement shares, upon satisfactory proof of such loss or destruction, and, at the discretion of the Board of Directors, upon giving to the corporation a satisfactory bond of indemnity issued by one (1) or more responsible sureties on such terms and in such amounts as the Board of Directors may determine; but the Board of Directors may, in its discretion, refuse to issue certificates save upon the order of some court having jurisdiction in such matter.

                                 Corporate Seal

      The corporate seal shall consist of a circle containing the corporate name around the upper border and at the bottom the word "Colorado" and in the center of the circle the word "Seal."

                                   Fiscal Year

      The fiscal year of the corporation shall be as established by the Board of Directors.

                               Amendment of Bylaws

      These Bylaws may be altered, amended, or repealed at any regular meeting of the Board of Directors or at a special meeting of the Board of Directors called for that purpose. Nothing herein contained shall be construed to prevent the amendment of these Bylaws by a majority vote of the shareholders present at any regular or special meeting of shareholders properly called and held; provided, however, that previous notice of such proposed amendment shall have been given in the call for such special meeting.

      CERTIFICATE

             The foregoing Bylaws were adopted as the initial Bylaws of Health-Outfitters.com, Inc., by the consent of the directors, effective
                               November 16, 1999.

                               S/ Taryn G. Reynolds
                               --------------------
                               Taryn G. Reynolds, Corporate Secretary


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